UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2011

LEXON TECHNOLOGIES INC.

 (Exact name of registrant as specified in its charter)

Delaware	0-24721	87-0502701
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

14830 Desman Road

 La Mirada, CA 90638

 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (714) 522-0260

_____________________________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

8-K/A Explanatory Note

Per the advice of our legal counsel, we are submitting this 8-K/A amendment regarding omissions from an 8-K originally submitted on December 6, 2011.

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 Entry into a Material Definitive Agreement.

See Item 2.01

SECTION 2 - FINANCIAL INFORMATION

ITEM 2.01. Completion of Acquisition or Disposition of Assets.

Subscription to Asia Net Inc.

Pursuant to an Agreement dated November 30, 2011.  The Company has subscribed to 335,574shares of Asia Net Inc a company for consideration of US$ 1,500,000, a company incorporated in the Republic of Korea for a purchase price.   The Company as a result of such subscription will own approximately 73% of the Asia Net Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXON TECHNOLOGIES INC.

Date: December 7, 2011	By:	/s/ James Park
James Park
Acting CEO